FOR IMMEDIATE RELEASE

RICK’S CABARET INTERNATIONAL, INC. SUBSIDIARIES COMPLETE ACQUISITION OF SILVER CITY CABARET IN DALLAS

HOUSTON – (January 18, 2011) -- Wholly owned subsidiaries of Rick’s Cabaret International, Inc. (NASDAQ:RICK), the nation’s leading group of upscale gentlemen’s clubs, have completed the purchase of the Silver City Cabaret, an adult nightclub on Stemmons Freeway near Love Field, and related real estate.  The acquisition brings to nine the number of clubs operated by subsidiaries of Rick’s Cabaret in the Dallas/Ft. Worth Metroplex.

The subsidiaries paid an aggregate total of $9.0 million for the club and real estate, with $1.0 million in cash and $8.0 million in the form of promissory notes payable over 11 years at an interest rate of 5.5 percent with a one-time adjustment provision.

“We have purchased both a fine gentlemen’s club in a terrific location as well as the potential to create a great new entertainment complex at the site,” said Eric Langan, President and CEO of Rick’s Cabaret. He noted that the club occupies just 14,000 square feet of a 54,000 square foot building that the company plans to develop into a sports bar and after-hours nightclub.

Mr. Langan said he will announce a rebranding program for the Silver City Cabaret shortly, along with plans for a grand opening.  “Meanwhile, as of today we are open with the famous Rick’s Cabaret-style of unmatched hospitality and service that characterize our clubs around the nation,” he added.

A related transaction involving property at 1449 Inwood Road in Dallas is expected to close next month.

About Rick’s Cabaret: Rick’s Cabaret International, Inc. (NASDAQ: RICK) is home to upscale adult nightclubs serving primarily businessmen and professionals that offer live entertainment, dining and bar operations. Nightclubs in New York City, Miami, Philadelphia, New Orleans, Charlotte, Dallas, Houston, Minneapolis and other cities operate under the names "Rick's Cabaret," "XTC," “Club Onyx” and “Tootsie’s Cabaret”. Sexual contact is not permitted at these locations. Rick’s Cabaret also operates a media division, ED Publications, and owns the adult Internet membership Website couplestouch.com as well as a network of online adult auction sites under the flagship URL naughtybids.com. Rick’s Cabaret common stock is traded on NASDAQ under the symbol RICK. For further information contact ir@ricks.com.

Forward-looking Statements: Certain statements contained in this release regarding Rick's Cabaret future operating results or performance or business plans or prospects and any other statements not constituting historical fact are "forward-looking statements" subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995.  Where possible, the words "believe," "expect," "anticipate," "intent," "would," "will," "planned," "estimated," "potential," "goal," "outlook," and similar expressions, as they relate to the company or its management have been used to identify such forward-looking statements.  All forward-looking statements reflect only current beliefs and assumptions with respect to future business plans, prospects, decisions and results, and are based on information currently available to the company.   Accordingly, the statements are subject to significant risks, uncertainties and contingencies, which could cause the company‘s actual operating results, performance or business plans or prospects to differ materially from those expressed in, or implied by, these statements.  Such risks, uncertainties and contingencies include, but are not limited to, risks and uncertainties associated with (i) operating and managing an adult business, (ii) the business climates in cities where the company operates, (iii) the success or lack thereof in launching and building the company’s businesses, (iv) the operational and financial results of the company's adult nightclubs, (v) conditions relevant to real estate transactions, (vi) the loss of key personnel, and (vii) laws governing the operation of adult entertainment businesses.  Additional factors that could cause the company’s results to differ materially from those described in the forward-looking statements are described in forms filed with the SEC from time to time and available at www.ricksinvestor.com or on the SEC's internet website at www.sec.gov.  Unless required by law, Rick's Cabaret does not undertake any obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

Contact:  Allan Priaulx, 212-338-0050, allan@ricks.com